Exhibit 99.1

Salary.com™ Announces First Quarter 2010 Financial Results

Reports 33rd Consecutive Quarter of Revenue Growth

Achieves Positive Operating Cash Flow

WALTHAM, Mass. – August 6, 2010 – Salary.com, Inc. (NASDAQ: SLRY), a leading provider of on-demand HRMS/payroll, compensation and talent management solutions, today announced financial results for its first quarter of fiscal 2010, which ended June 30, 2009.

Revenue in the first quarter of 2010 was $11.4 million, an increase of 18% over the first quarter of fiscal 2009. Bookings were $12.4 million, an increase of 14% over the first quarter of fiscal 2009. Non-GAAP operating cash flow, which excludes cash payments for severance, was positive with a cash inflow of $0.4 million in the first quarter of 2010. GAAP operating cash flow was an inflow of $0.1 million in the first quarter of 2010.

Kent Plunkett, founder and chief executive officer, stated, “We are pleased to have completed our 33rd consecutive quarter of revenue growth. We delivered solid bookings growth and returned Salary.com to a cash flow generating position in the first quarter of 2010. Our customers continue to see value in our suite of integrated software and data solutions for human resources professionals. Our vision of this broad on-demand TotalHR offering is continuing to resonate with buyers, and reinforces our position as a human capital management leader.”

First Quarter 2010 Financial Summary

•	First quarter revenue was $11.4 million, an increase of 18% over the first quarter of fiscal 2009.

•

On a GAAP basis, for the first quarter of fiscal 2010, Salary.com reported a net loss of $5.1 million, or ($0.32) per diluted share, compared to a net loss of $6.2 million, or ($0.39) per diluted share, in the first quarter of fiscal 2009.

•

On a non-GAAP basis, excluding stock-based compensation expense and amortization of intangibles, Salary.com reported a net loss of $2.5 million, or ($0.16) per diluted share, for the first quarter of fiscal 2010, compared to a net loss of $3.4 million, or ($0.22) per diluted share, in the first quarter of fiscal 2009.

•	Cash and cash equivalents as of June 30, 2009 were $17.0 million, compared to $21.1 million as of March 31, 2009.

•

Current deferred revenue grew to $27.4 million as of June 30, 2009, an increase from $26.5 million as of March 31, 2009. Total deferred revenue was $29.3 million as of June 30, 2009, an increase from $28.3 million as of March 31, 2009.

•

Excluding non-recurring cash payments for severance, non-GAAP cash flow from operations was a net inflow of $0.4 million in the first quarter of fiscal 2010. Including the non-recurring payments, GAAP cash flow from operations was a net inflow of $0.1 million, a $2.2 million improvement compared to the same period a year ago.

Additional First Quarter Business Highlights

•	Salary.com ended the first quarter with approximately 3500 enterprise customers, an increase of over 20% from the first quarter of fiscal 2009.

•	New customer additions in the first quarter of fiscal 2010 included Avery Dennison, CVS Pharmacy, Inc., Eaton Corporation, Kent State University, In-n-Out Burger, and Great Lakes Synergy Corporation.

•

During the first quarter, Salary.com repurchased approximately 862,000 shares at an average purchase price of $1.79 per share. To date, the Company has repurchased approximately 1.2 million shares at an average price of $1.92 per share.

Bryce Chicoyne, Salary.com’s chief financial officer said, “I am pleased with the company’s execution in the first quarter, which resulted in our return to positive operating cash flow. We remain committed to generating positive cash flow on a full-year basis. Additionally, we had a successful quarter in our share repurchase program. We are encouraged by the trends we are seeing in our sales pipeline and believe customers are recognizing the value of our on-demand compensation management, payroll/HRIS and talent management products.”

Business Outlook

For the second quarter of fiscal 2010, Salary.com expects total revenue in the range of $11.4 million to $11.9 million. Non-GAAP net loss, which excludes non-cash stock-based compensation expenses of approximately $1.7 million, and amortization of intangibles of approximately $1.2 million, is expected to be in the range of $1.9 million to $2.4 million. GAAP net loss for the second quarter of fiscal 2010 is expected to be in the range of $4.8 million to $5.3 million. Weighted average diluted shares for the quarter are estimated to be approximately 16.3 million shares.

Salary.com is raising its prior guidance for fiscal 2010. We expect revenue to be in the range of $46.5 million to $50.5 million and cash flow from operations is expected to be a positive $1.2 million to $2.2 million. Non-GAAP net loss, which excludes non-cash impact of stock-based compensation expense of approximately $10.0 million, and amortization of intangibles of approximately $4.5 million, is expected to be in the range of $4.8 million to $8.8 million. On a GAAP basis, net loss for fiscal 2010 is expected to be in the range of $19.3 million to $23.3 million. Weighted average diluted shares for the year are estimated to be approximately 16.5 million shares.

Conference call

What:	Salary.com first quarter financial results and business overview conference call and webcast
When:	Thursday, August 6, 2009
Time:	5:00 PM ET
Live Call:	(888) 287-5536, domestic
(719) 785-9444, international
Replay:	(888) 203-1112, conference ID 4960911, domestic
(719) 457-0820, conference ID 4960911, international
Webcast:	http://investor.salary.com/events.cfm (live and replay)

NON-GAAP FINANCIAL MEASURES

The non-GAAP financial measures in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Salary.com’s management to evaluate the operating performance of the Company and to conduct its business operations. Non-GAAP financial measures discussed in the press release relate to the Company’s net income and operating expenses and exclude amortization of intangible assets, stock-based compensation, and restructuring charges. This press release also discusses operating cash flows excluding non-recurring severance costs as well. By excluding these items and by providing information on the Company’s bookings in addition to its GAAP revenues, Salary.com can evaluate its operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management uses the non-GAAP financial measures for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of the SEC rules under Regulation G, a detailed reconciliation between the Company’s GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

About Salary.com, Inc.

Salary.com is a leading provider of on-demand HRMS/payroll compensation and talent management solutions helping businesses and individuals manage pay and performance. Salary.com’s highly configurable software applications, proprietary data and consulting services help HR and compensation professionals automate, streamline and optimize critical talent management processes including: market pricing, compensation planning, performance management, competency management, learning and development, payroll, and succession planning. Built with compensation and competency data at the core, Salary.com solutions provide businesses of all sizes with the most productive and cost-effective way to manage and inspire their most important asset — their people. For more information, visit www.salary.com.

Safe Harbor Statement

This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions. This press release contains forward-looking statements relating to, among other things, Salary.com’s expectations and assumptions concerning future performance and growth, including expectations of financial performance in the second quarter of 2010 and the full fiscal year 2010. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. The risks and uncertainties referred to above include, but are not limited to, the impact of a global economic recession and uncertainty in the information technology spending environment, risks associated with possible fluctuations in our operating results and rate of growth, integration and performance of acquired businesses, our history of operating losses, the possibility that we will not achieve GAAP profitability or our expectations for Non-GAAP net loss, our ability maintain and expand our customer base and product and service offerings, interruptions or delays in our service or our Web hosting, our business model, our ability to continue to obtain compensation data, breach of our security measures, the emerging market in which we operate, our ability to hire, retain and motivate our employees and manage our growth, our ability to generate additional revenues from our investments in sales and marketing, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, our ability to effectively protect our intellectual property and not infringe on the intellectual property of others, fluctuations in the number of shares outstanding and general economic factors, as well as those risks and uncertainties described in Salary.com’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended March 31, 2008. Salary.com expressly disclaims any obligation to update any forward-looking statements.

(SLRY-F)

Contact:

ICR, LLC for Salary.com

Garo Toomajanian

(781) 851-8540

ir@salary.com

***

Exhibit 1

Salary.com, Inc.

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	June 30, 2009	March 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$17,018	$21,085
Accounts receivable, net of allowance for doubtful accounts	5,939	6,040
Prepaid expenses and other current assets	1,669	1,558

Total current assets before funds held for clients	24,626	28,683
Funds held for clients	2,345	12,964

Total current assets	26,971	41,647

Property, equipment and software, net	2,697	3,025
Goodwill and intangible assets, net	34,216	32,350
Other assets	1,381	1,679

Total assets	$65,265	$78,701

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued compensation	$2,971	$2,342
Accrued expenses and other current liabilities	5,489	3,300
Long term debt	6,025	8,125
Deferred revenue, current portion	27,415	26,556

Total current liabilities before client funds obligations	42,052	40,323
Client funds obligations	2,345	12,964

Total current liabilities	44,397	53,287

Deferred revenue, net of current portion	1,881	1,729
Long term liabilities	1,853	1,742

Total liabilities	47,979	56,758

Total stockholders’ equity
Total stockholders’ equity	17,286	21,943

Total liabilities and stockholders’ equity	$65,265	$78,701

Exhibit 2

Salary.com, Inc.

Consolidated Statements of Operations

(in thousands, unaudited)

	Three Months Ended June 30,
	2009	2008
Revenues:
Subscription revenues	$10,444	$8,989
Advertising revenues	913	625

Total revenues	11,357	9,614

Cost of revenues (1)	3,633	3,240

Gross profit	7,724	6,374

Operating expenses:
Research and development (1)	2,263	1,809
Sales and marketing (1)	5,716	6,490
General and administrative (1)	4,035	3,995
Amortization of intangible assets	738	379

Total operating expenses	12,752	12,673

Loss from operations	(5,028)	(6,299)

Other income:
Interest income	7	250
Other income (expense)	(101)	(27)

Total other income	(94)	223

Loss before provision for income taxes	(5,122)	(6,076)
Provision for income taxes	26	86

Net loss	$(5,148)	$(6,162)

Net loss per share - basic and diluted	$(0.32)	$(0.39)

Weighted average shares outstanding - basic and diluted	16,175	15,773

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended June 30,
	2009	2008
Cost of revenues	$225	$400
Research and development	260	266
Sales and marketing	581	717
General and administrative	419	604

	$1,485	$1,987

Exhibit 3

Salary.com, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands, unaudited)

	Three Months Ended June 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(5,148)	$(6,162)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,619	1,017
Stock-based compensation	1,485	1,987
Other non-cash items	408	55
Change in operating assets and liabilities	1,724	1,008

Net cash provided by (used in) operating activities	88	(2,095)

Cash flows from investing activities:
Cash paid for acquisition of business	—	(250)
Cash paid for intangible assets	(42)	(30)
Increase in restricted cash	(1)	(372)
Purchases of property and equipment	(64)	(327)
Capitalization of software development costs	(39)	(45)
Proceeds on sale of property and equipment	1	—
Net increase in assets held to satisfy client funds obligations	10,619	—

Net cash provided by (used in) investing activities	10,474	(1,024)

Cash flows from financing activities:
Net proceeds from exercise (buyback) of common stock options and warrants	(1,672)	100
Net proceeds from line of credit and notes payable	(2,172)	—
Net increase in client funds obligation	(10,619)	—

Net cash (used in) provided by financing activities	(14,463)	100

Effect of exchange rate changes on cash and cash equivalents	(166)	(1)

Decrease in cash and cash equivalents	(4,067)	(3,020)

Cash and cash equivalents, beginning of period	21,085	37,727

Cash and cash equivalents, end of period	$17,018	$34,707

Exhibit 4

Salary.com, Inc.

Reconciliation of Non-GAAP Measures

(in thousands, unaudited)

	Three Months Ended June 30,
	2009	2008
Reconciliation of GAAP loss from operations to non-GAAP loss from operations:

Loss from operations	$(5,028)	$(6,299)
Amortization of intangible assets	738	379
Amortization of intangible assets (included in cost of revenues)	414	398
Stock-based compensation	1,485	1,987

Non-GAAP loss from operations	$(2,391)	$(3,535)

Reconciliation of GAAP net loss to non-GAAP net loss:

GAAP net loss	$(5,148)	$(6,162)
Amortization of intangible assets	738	379
Amortization of intangible assets (included in cost of revenues)	414	398
Stock-based compensation	1,485	1,987

Non-GAAP net loss	$(2,511)	$(3,398)

Non-GAAP net loss per share	$(0.16)	$(0.22)

Weighted average shares outstanding - basic and diluted	16,175	15,773

Exhibit 5

Salary.com, Inc.

Reconciliation of Certain GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	Three months ended June 30, 2009
	US GAAP Results	Amortization of Intangible Assets	Stock-based Compensation Expense	Non-GAAP Results
Cost of revenues	$3,633	$(414)	$(225)	$2,994

Research and development expenses	2,263	—	(260)	2,003
Sales and marketing expenses	5,716	—	(581)	5,135
General and administrative expenses	4,035	—	(419)	3,616
Amortization of intangible assets	738	(738)	—	—

Total operating expenses	$12,752	$(738)	$(1,260)	$10,754

	Three months ended June 30, 2008
	US GAAP Results	Amortization of Intangible Assets	Stock-based Compensation Expense	Non-GAAP Results
Cost of revenues	$3,240	$(398)	$(400)	$2,442

Research and development expenses	1,809	—	(266)	1,543
Sales and marketing expenses	6,490	—	(717)	5,773
General and administrative expenses	3,995	—	(604)	3,391
Amortization of intangible assets	379	(379)	—	—

Total operating expenses	$12,673	$(379)	$(1,587)	$10,707

Exhibit 6

Salary.com, Inc.

Reconciliation of Non-GAAP Measures

(in thousands, unaudited)

	Three Months Ended June 30,
	2009	2008
Calculated bookings:

Revenue	$11,357	$9,614
Change in deferred revenue	1,011	1,235

Calculated bookings	$12,368	$10,849

Exhibit 7

Salary.com, Inc.

Reconciliation of Non-GAAP Measures

(in thousands, unaudited)

Three Months Ended June 30,
2009
Net cash provided by operating activities	$88
Payments of severance related payments	287

Non-GAAP cash provided by operating activities	$375